Exhibit 10.4

PERFORMANCE AWARD AGREEMENT

THIS PERFORMANCE AWARD AGREEMENT (this “Agreement”) is made effective as of August 1, 2006, between Maguire Properties, Inc., a Maryland corporation (the “Company”), Maguire Properties, L.P., a Maryland limited partnership (the “Partnership”) and Robert F. Maguire III (the “Grantee”).

WHEREAS, the Company maintains the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Plan provides for the issuance of performance or incentive awards that may be paid in cash, Common Stock or a combination of both (a “Performance Award”);

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Performance Award provided for herein to the Grantee as an inducement to remain in the service of the Company, the Partnership, the Services Company and their Subsidiaries as the Chief Executive Officer of the Company, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Performance Award;

WHEREAS, certain capitalized terms used herein are defined in Section 13 below; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of Performance Award.

(a) For good and valuable consideration, effective as of the date hereof (the “Grant Date”), the Company hereby grants to the Grantee the Performance Award upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary anywhere else in this Agreement, the Performance Award is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

(b) The Performance Award represents an incentive bonus that will become vested and earned based upon the Grantee’s continued employment as the Chief Executive Officer of the Company and the achievement of the performance goals set forth in Section 2 hereof. The actual amount of the Performance Award, if any, will be based on the Grantee’s vested interest in a percentage of the Excess Shareholder Value, as determined in accordance with this Agreement. The Grantee’s right in the Performance Award represents a mere unfunded and unsecured contingent promise to pay by the Company or the Partnership, as applicable. Neither the Performance Award nor any interest therein may be transferred, assigned, alienated or anticipated.

2. Vesting of Performance Award.

(a) Provided that the Grantee remains continuously employed as the Chief Executive Officer of the Company until July 13, 2010, in the event that the Company achieves a compound annual Total Shareholder Return equivalent to at least 15% during the period commencing on July 14, 2006 and ending on July 13, 2010 (the “TSR Target”), the Performance Award shall become vested as of July 13, 2010 with respect to a dollar amount equal to the Performance Award Amount.

(b) Notwithstanding the foregoing, if (1) a Change in Control occurs prior to July 13, 2010 and the Grantee remains continuously employed as the Chief Executive Officer of the Company until the date of such Change in Control (the “Change in Control Date”), and (2) the Company achieves a compound annual Total Shareholder Return equivalent to at least 15% during the period commencing on July 14, 2006 and ending on the Change in Control Date, the Performance Award (determined as set forth below) shall become vested as of the Change in Control Date with respect to a dollar amount equal to the Performance Award Amount, and all obligations to the Grantee in respect of the Performance Award shall be satisfied in full upon payment thereof. In determining the dollar amount of the Performance Award that shall become vested upon a Change in Control, the actual compound annual Total Shareholder Return greater than 15% for the period ending on the Change in Control Date shall be considered and not a hypothetical TSR Target.

(c) Notwithstanding the foregoing, in the event of a termination of the Grantee’s employment as the Chief Executive Officer of the Company for any reason, then, to the extent the Performance Award (or a portion thereof) has not yet become vested under Section 2(a) or (b) above, the Grantee’s right to receive any portion of the Performance Award will thereupon be forfeited by the Grantee, and the Company will have no obligations to the Grantee with respect thereto.

(d) For illustrative purposes only, Exhibit A to this Agreement sets forth an example demonstrating the calculation of the Performance Award Amount using various assumptions.

3. Payment of Performance Award. Not later than 30 days after July 13, 2010 (or the Change in Control Date, as applicable), the Company or the Partnership will distribute the amount or value of such portion of the Performance Award that has become vested (as determined under Section 2) to the Grantee in the form of shares of Common Stock, subject to the limits set forth in Article II of the Plan; provided, however, that in no event shall the number of shares of Common Stock distributed with respect to the Performance Award exceed 1,400,000 shares (subject to adjustment as provided in Section 11.3 of the Plan); provided, further, that the

Administrator, in its sole and absolute discretion, may elect to distribute some or all of such vested Performance Award in cash. With respect to any portion of the Performance Award that is satisfied by the distribution of shares of Common Stock, the value of such shares shall be equal to the Fair Market Value (as defined in the Plan) on the date the Performance Award (or portion thereof) became vested.

4. Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting and calculation of the Performance Award (including, without limitation, determinations, interpretations and assumptions with respect to shareholder value, shareholder return and the Performance Award Amount) shall be made by the Administrator. In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith and absent manifest error shall be final and binding upon the Grantee, the Company and all other interested persons. In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculating the Performance Award (including, without limitation, the methodology for calculating shareholder value and shareholder return), as necessary or desirable to account for events affecting the value of the Common Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Performance Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Performance Award.

5. No Rights as Stockholder. Provided that any portion of the Performance Award that becomes vested and payable is timely distributed in accordance with Section 3 above, the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares issued upon payment of the Performance Award (or any portion thereof) unless and until certificates representing such shares shall have been issued by the Company or the Partnership, as applicable, to the Grantee or unless and until such stock ownership is properly entered on the records of the duly authorized transfer agent of the Company.

6. Compliance With Law. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this

Agreement and the Performance Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

7. Code Section 409A. Neither the Performance Award nor any amount payable under this Agreement is intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Performance Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Performance Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Performance Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. In the event that the Performance Award or any amount payable under this Agreement is finally determined to constitute “nonqualified deferred compensation”, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.

8. Amendment. This Agreement and the Plan may be amended without the consent of the Grantee; provided, however, that no amendment to this Agreement shall, without the consent of the Grantee, adversely affect or impair any rights of the Grantee under this Agreement

9. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

10. Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

11. Tax Withholding. The Company or the Partnership, as applicable, shall be entitled to require payment in cash or deduction from compensation (including the Performance Award) payable to the Grantee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, or payment of the Performance Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow the Grantee to elect to have the Company or the Partnership, as applicable, withhold shares of Common Stock otherwise issuable under the Performance Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of the Performance Award in order to satisfy the Grantee’s federal and state income and payroll tax liabilities with respect to the issuance, vesting or payment of the Performance Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income

12. No Tax Advice. Neither the Company nor the Partnership has made any warranty or representation to the Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Grantee is in no manner relying on the Company, the Partnership or any of their representatives for an assessment of such tax consequences. The Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and the issuance, vesting and payment of the Performance Award.

13. Certain Definitions. As used herein, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise.

(a) “Administrator” shall have the meaning ascribed to such term in the Plan. The Administrator is currently the Compensation Committee of the Board.

(b) “Base Price” means $35.06, which represents the closing trading price of a share of Common Stock on the New York Stock Exchange on July 14, 2006.

(c) “Excess Shareholder Value” means, with respect to the total number of shares of Common Stock and limited partnership units of the Partnership exchangeable for Common Stock outstanding as of the Valuation Date, the aggregate positive dollar value, if any, of the compound annual Total Shareholder Return (as applied to such stock and units) for the Performance Period in excess of a compound annual Total Shareholder Return equivalent to 15% for such Performance Period.

(d) “Performance Award Amount” means 10% of the Excess Shareholder Value; provided, however, that in no event shall the dollar value of the Performance Award Amount exceed the product of (x) 1,400,000 shares of Common Stock (subject to adjustment as provided in Section 11.3 of the Plan), and (y) the Fair Market Value (as defined in the Plan) on the date the Performance Award (or portion thereof) becomes vested.

(e) “Performance Period” means the period beginning on July 14, 2006 and ending on the Valuation Date.

(f) “Total Shareholder Return” means the compound annual return percentage yielded by the excess of the Trailing Average Fair Market Value, as of the Valuation Date, of a share of Common Stock outstanding as of July 14, 2006, increased or decreased, as applicable, by an amount that would be realized if all cash dividends paid on a share of Common Stock during the Performance Period were reinvested in Common Stock on the applicable dividend payment date, over the Base Price; provided, however, that for purposes of calculating the Total Shareholder Return in the event of a Change in Control under Section 2(b) above, Total Shareholder Return shall mean the compound annual return percentage yielded by the excess of the price per share of Common Stock paid in connection with such Change in Control, increased by an amount that would be realized if all cash dividends paid on a share of Common Stock during the Performance Period were reinvested in Common Stock on the applicable dividend payment date, over the Base Price.

(g) “Trailing Average Fair Market Value” means the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded during the twenty consecutive trading days ending on the Valuation Date (or ending on the last trading day preceding the Valuation Date if the Valuation Date does not fall on a trading day).

(h) “Valuation Date” means July 13, 2010; provided, however, that in the event of a Change in Control that occurs prior to July 13, 2010, the Valuation Date shall mean the Change in Control Date.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By: /s/ Caroline S. McBride
Name: Caroline S. McBride
Title:

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By: Maguire Properties, Inc., a Maryland  corporation
Its: General Partner

By: /s/ Caroline S. McBride
Name: Caroline S. McBride
Title:

GRANTEE

/s/ Robert F. Maguire III
Robert F. Maguire III

EXHIBIT A

[EXAMPLE - PERFORMANCE AWARD CALCULATION]